Construction Mate Washington, DC 20549 ________________________________________ FORM 11-K Full title of the Plan) VULCAN MATERIALS COMPANY (Name of issuer of the securities held pursuant to the Plan)

Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147449 on Form S-8 of our report dated June 23, 2015 relating to the financial statements and supplemental schedule of the Vulcan Materials Company Construction Materials Divisions Hourly Employee Savings Plan appearing in the Annual Report on Form 11-K of Vulcan Materials Company Construction Materials Divisions Hourly Employee Savings Plan for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Birmingham, Alabama

June 23, 2015

Exhibit 23(a)